SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-178652

MarketingMobileText, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7310 (Primary Standard Industrial Classification Code Number)	45-3539010 (I.R.S. Employer Identification Number)

501 Santiago Avenue

Long Beach, CA 90814

(562) 498-5880

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	6,000,000	$0.10	$600,000.00	$68.76

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated February        2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

MARKETINGMOBILETEXT, INC.

501 Santiago Avenue

Long Beach, CA 90814

(562) 498-5880

6,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of MarketingMobileText, Inc. We are offering for sale a total of 6,000,000 shares of Common Stock at a fixed price of $0.10 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Kelly Storms, will attempt to sell the shares directly to friends, family members and business acquaintances. Ms. Storms will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Ms. Storms will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $600,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.10	Not Applicable	$15,000.00	$255,000.00	$555,000.00
Total	$0.10	Not Applicable	$15,000.00	$255,000.00	$555,000.00

Our independent registered public accountant has issued an audit opinion for MarketingMobileText, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF MARKETINGMOBILETEXT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is February        , 2012.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

MarketingMobileText, Inc. (“MMT” or the “Company”) was incorporated in the State of Nevada on August 31, 2011. We are a development stage company that plans to engage in the sale of mobile marketing solutions for businesses of all sizes. We intend to launch a web-based platform that will give our potential clients the ability to reach thousands of potential customers within their target market via text messaging. Kelly Storms, who is currently our sole officer and director, founded our Company. Our headquarters are located at 501 Santiago Avenue, Long Beach, CA 90814.

Although advertising through text messages is not entirely new, we anticipate that this medium will continue to grow as the popularity of smart phones and the daily deal industry continues to grow. We believe that by providing a simple, yet effective, platform for businesses to easily communicate with their existing and potential clients MarketingMobileText will become a sought after platform for business both large and small.  Most cellular phones are equipped to handle text messaging and can receive brief messages that contain information from friends, clients, and even businesses marketing their products. Text messaging (or SMS, short messaging service) is gaining popularity as an advertising medium because it is relatively inexpensive and allows businesses to reach out to highly targeted consumers. Having the ability to instantly contact potential customers both locally and nationwide is one of the major benefits of this marketing strategy. In addition, text messaging is a more personal way to reach out to potential customers. Businesses can send instant coupons, promotional messages, and much more via text messages to their opt-in subscribers. We believe that the text message advertising industry has major untapped power and potential to allow businesses to reach their intended markets with an immediate message or call to action.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of incorporating our Company and formulating our business plan. The Company intends to begin substantive operations within 2-3 months after we obtain a Notice of Effectiveness of this Offering and our initial plan of operations calls for the Company to begin marketing our advertising services to potential business clients. We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly market our advertising platform solution. Because of our location, initially we plan to introduce our marketing solutions within Los Angeles County. We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large opt-in subscriber base as well as advertising clients.

Although our sole officer and director has only recently become interested in the mobile text message marketing industry, and does not have any professional training or technical credentials in the development and maintenance such a company, she has a degree in marketing and has experience running a business. We intend to retain qualified website/software developers to build and maintain our website and advertising platforms that we envision. We also plan to hire qualified marketing and sales personnel staff if we are successful in raising capital through this Offering. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $10,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Ms. Storms or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once MarketingMobileText becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	MarketingMobileText, Inc.

Securities being offered	Up to 6,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.10

No Revocation

Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 10,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Kelly Storms.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 6,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.10 per Share for net proceeds to the Company at $600,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds

If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell 5% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 5% or less of the offered shares the proceeds would not be enough to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed advertising platform and products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At December 31, 2011 we had cash on hand of $9,685 and accumulated a deficit of $38,350 .. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Ms. Kelly Storms, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Ms. Storms are inconsistent with the best interests of other stockholders.

Ms. Storms, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 62.50% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Ms. Storms will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Storms may still differ from the interests of the other stockholders.

The Company has received a portion of its initial financing through the issuance of a series of promissory notes to our President, and the repayment of such notes prior to the Company's achieving profitability would have a negative effect on the Company's business prospects.

The Company has issued a series Promissory Notes (the “Notes”), in the aggregate principal amount of $29,995 to Kelly Storms, the President of the Company, to evidence funds previously loaned by Ms. Storms to the Company. The Notes earn interest at the rate of 10% per annum and are due and payable on demand upon 10 days written notice from Ms. Storms.

The Company intends to repay these Notes through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this Offering to pay off the Notes.  Any demand for repayment of the Notes prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

There is substantial doubt about our ability to continue as a going concern.

At December 31, 2011, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $38,350 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that she devotes to the Company. She is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our advertising platform, and the establishment of our future sales and marketing team. The loss of her, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Ms. Storms and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such she is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Ms. Storms, has other outside business activities as she is currently the Vice President of TMS Cruise Divisions, but she is committed to devote approximately 60 hours per week to our operations. Our operations may be sporadic and occur at times when Ms. Storms is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Ms. Storms, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. She has never been responsible for managing a publicly traded company and she has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Ms. Storms’ responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Ms. Storms may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Additionally, Ms. Storms’ limited financial and accounting experience may affect her ability to develop effective disclosure controls and procedures and internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event investors could lose their entire investment in our Company.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Ms. Storms is currently earning a Management fee paid monthly equal to $1,000 per month in exchange for her services to the Company. However, such fees are currently being accrued and deferred until such time that the Company is in a position, as determined in Ms. Storms' sole discretion, to begin making any such payments. However, should the Company begin generating limited revenue or raising funds hereunder, Ms. Storms may determine that such payments should be used to pay her accrued and deferred salary; any such decision would negatively affect our cash flows and would adversely affect the Company.

The mobile text message marketing industry is relatively new, and has experienced rapid growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The industry in which we intend to operate has grown rapidly as merchants and consumers have increasingly used mobile devices to connect with one another. Given the limited history of this industry, it is difficult to predict whether this market will continue to grow or whether it can be maintained. Additionally, we expect that the market will evolve in ways that may be difficult to predict. For example, we anticipate that over time we will reach a point in most markets where we have achieved a market penetration such that investments in new subscriber acquisition are less productive and the continued growth of our gross profit will require more focus on increasing the rate at which our existing subscribers purchase our products. It is also possible that merchants or customers could broadly determine that they no longer believe in the value of our proposed products. In the event of these or any other changes to the market, our success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations subject to a material negative impact.

We have a rapidly evolving business model and our proposed products and service offerings could fail to attract or retain subscribers or generate revenue.

Because we are a development stage company, we have a rapidly evolving business model and are regularly exploring the development of our proposed platform and the introduction of our proposed products and features with respect to which we may have limited experience. In addition, our potential business subscribers and subscribing end-users may not respond favorably to our products and services once launched.  If products or services we introduce fail to engage end-user subscribers or merchants, we may fail to acquire or retain enough business subscribers or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our subscriber base and revenue will depend heavily on our ability to innovate and to create successful products and services.

If we fail to acquire business subscribers and subscribing end-users to use and purchase our proposed products, our business will be harmed.

We must acquire business subscribers and subscribing end-users that purchase and use our proposed products in order to generate revenue and achieve profitability. We cannot assure you that the revenue or gross profit from any subscribers or merchants we may acquire will ultimately exceed the cost involved with acquiring new subscribers and merchants. If consumers do not perceive our offers to be of high value and quality or if we fail to introduce new and more relevant services, we may not be able to acquire or retain business subscribers and subscribing end-users.

We believe that many of our new subscribers will originate from word-of-mouth and other non-paid referrals from existing subscribers; therefore, we must ensure that our existing subscribers remain loyal to our service in order to continue receiving those referrals. Once we establish a subscriber base, if our efforts to satisfy our established subscribers are not successful, we may not be able to acquire new subscribers in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new subscribers. Further, we believe that the level of communication and sharing among subscribers will influence our success. If the level of usage by our subscriber base declines or does not grow as expected, we may suffer a decline in subscriber growth. A significant decrease in the level of usage or subscriber growth would have an adverse effect on our business, financial condition and results of operations.

If we are unable to maintain favorable terms with our subscribing businesses, our expected gross profit may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of merchants who use our proposed platform and services. When a merchant partners with us to offer text message advertisements to our subscribing end-users, the merchant must see a significant return on their investment. If merchants decide that utilizing our services does not provide an effective means of attracting new customers or selling their goods and services, they may deactivate our services. This would adversely affect our gross profit.

If our merchants do not meet the needs and expectations of our end-user subscribers, our business could suffer.

Our business will depend on a reputation for providing high-quality messaging to our subscribing end-users, and our brand and reputation may be harmed by actions taken by merchants that are outside our control. Any shortcomings of one or more of our merchants, particularly with respect to an issue affecting the quality of their text messages or the products or services sold, may be attributed by our end-user subscribers to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and subscriber sentiment generated as a result of fraudulent or deceptive conduct by our merchants could damage our reputation, reduce our ability to attract new subscribers or retain our current subscribers, and diminish the value of our brand.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

The market for selling mobile SMS advertising solutions is a relatively new, yet growing industry. Our Company will compete for the sales of SMS advertising solutions with many up-and-coming mobile advertising solutions providers. We expect to compete with these other service providers principally on the bases of the quality of services we will be able to offer and our Company's ability to acquire and retain personnel to market and sell our proposed services. Our Company will also compete on the bases of service price. Our principal competitors include BoomText, CellIt, ExpressText, MobileStorm, Text SMS Marketing and SMS Marketing, all of which offer services similar to our proposed services. Numerous other second tier resellers are entering into the marketplace, consisting of independent marketing consultants who are reselling and not operating their own SMS platform.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase equipment, supplies and services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

Our business will rely on text messaging services, and any restrictions on the sending of messages or a decrease in subscriber willingness to receive messages could adversely affect our revenue and business.

Our business will be completely dependent upon text messaging services. Advertisements offered by our business subscribers through SMS messages sent by us will generate our revenue. Because of the importance of messaging services to our business, if we are unable to successfully deliver messages to our potential subscribers, or if subscribers opt-out to receiving our messages, our revenue and profitability would be adversely affected. Additionally, if actions by third-parties block, impose restrictions on, or charge for the delivery of messages could also materially and adversely impact our business.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience rapid growth in demand for our services once we are able to launch our proposed platform. We expect our number of employees and number of subscribers to increase significantly once we launch our platform, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and service offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various merchants, subscribers, technology licensors and other third parties. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We will be subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We will post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future applications. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business will depend on our ability to maintain and scale the network infrastructure necessary to operate our advertising platform, website and future application; and any significant disruption in service on our website or applications could result in a loss of subscribers.

Business subscribers will access our advertising platform through our planned website. Our reputation and ability to acquire, retain and serve our subscribers and customers will be dependent upon the reliable performance of our website and applications and the underlying network infrastructure. As our subscriber base and the amount of information shared on our website and applications begin to grow, we will need an increasing amount of network capacity and computing power. We expect to spend a substantial amount on data centers and equipment and related network infrastructure to handle the traffic to our website and applications. The operation of these systems will be expensive and complex and could result in operational failures. In the event that our subscriber base or the amount of traffic to our website and applications grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our website and applications, and prevent our subscribers from accessing our services. Third-party providers will host our network infrastructure. Any disruption in these services or any failure of these providers to handle traffic could significantly harm our business.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our subscriber list and any intellectual property we may acquire, including trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements with our future employees and others to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our services are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our trademarks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

Our business may be subject to seasonal sales fluctuations that could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business, like that of our potential subscribing merchants, may be subject to some degree of sales seasonality. As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using a variety of methods, including credit card, debit card and gift certificates. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $600,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,200,000 shares (20%)	$120,000			$75,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$50,000
		SEC Filings	$1,000		Marketing Representatives	$-0-
		Transfer Agent	$1,000		Marketing Materials	$-0-
		Misc. Expenses	$3,000		Sales Representatives	$-0-
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$15,000
		TOTAL	$45,000		TOTAL	$75,000
3,000,000 shares (50%)	$300,000			$255,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$40,000
		Transfer Agent	$1,000		Marketing Materials	$20,000
		Misc. Expenses	$3,000		Sales Representatives	$32,500
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$52,500
		TOTAL	$45,000		TOTAL	$255,000
4,500,000 shares (75%)	$450,000			$405,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$80,000
		Transfer Agent	$1,000		Marketing Materials	$100,000
		Misc. Expenses	$3,000		Sales Representatives	$65,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$95,000
		TOTAL	$45,000		TOTAL	$450,000
6,000,000 shares (100%)	$600,000			$555,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$80,000
		Transfer Agent	$1,000		Marketing Materials	$200,000
		Misc. Expenses	$3,000		Sales Representatives	$65,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$100,000
		TOTAL	$45,000		TOTAL	$555,000

(1) Offering expenses have been rounded to $45,000 and have been partially paid from an initial loan from Kelly Storms, our sole officer and director.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $555,000, after offering expenses have been paid.  We intend to allocate $10,000 to the hosting and servers needed to develop our platform and website. We will also budget $100,000 to hire two website/software developers for the development and continued maintenance of our proposed advertising platform through the first twelve months. We intend to employ two full-time marketing representatives at $40,000 each, as well as two full-time sales representatives at $32,500 per representative. For our marketing campaign, we will budget $200,000 for marketing materials to properly launch our Company. Further, we will use $100,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $450,000, after offering expenses have been paid.  We still intend to allocate $10,000 to the hosting and servers, and $100,000 to hire two website/software developers for the development and continued maintenance of our proposed advertising platform through the first twelve months. In this case we still intend to employ two full-time marketing representatives at $40,000 each, as well as two full-time sales representatives at $32,500 per representative. However, we will cut our budget to $100,000 for marketing materials in order to launch our Company. Further, we will have slightly less allocated for working capital, including administrative and professional fees.

If 50% of the offered shares are sold we will receive $255,000, after offering expenses have been paid.  We still intend to allocate $10,000 to the hosting and servers, and $100,000 to hire two website/software developers for the development and continued maintenance of our proposed advertising platform through the first twelve months. In this case we only intend to employ one full-time marketing representative at $40,000 per year, as well as only one full-time sales representative at $32,500 per representative. We will also cut our marketing materials budget significantly to $20,000 in order to launch our Company. Further, we will have only $52,500 allocated for working capital, including administrative and professional fees.

If 20% of the offered shares are sold we will receive $75,000, after offering expenses have been paid.  In this instance, we will still allocate $10,000 to the hosting and servers, yet only be able to hire one website/software developer for the development and continued maintenance of our proposed advertising platform through the first twelve months at $50,000. In this case we will not have efficient funding to hire any additional staff for marketing or sales. Further, we will have only $15,000 allocated for working capital, including administrative and professional fees. In this case we may not be able to effectively launch and market our Company, as all of the marketing and sales tasks would depend on our President.

The funds from this Offering will not be used to pay Ms. Storms for her services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 10,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 6,000,000 shares of its Common Stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Kelly Storms will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Ms. Storms is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Storms will not be compensated in connection with her participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Storms is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Ms. Storms will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Storms has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, she has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

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contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

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bid and offer quotations for the penny stock;

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details of the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

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monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review and execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 6,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 6,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	10,000,000	62.50%	$10,000(1)	1.64%	$0.001
Purchasers of Shares	6,000,000	37.50%	$600,000	98.36%	$0.10
Total	16,000,000	100%	$610,000	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 10,000,000 shares of its Common Stock, $0.001 par value per share to our President, Ms. Kelly Storms, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2011. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at December 31, 2011	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.03 per share	$0.02 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.03 per share	$0.02 per share
Per Share Dilution to New Investors	$0.07 per share	$0.07 per share	$0.08 per share
Percent Dilution to New Investors	70%	70%	80%

If 100% of the offered shares are sold we will receive the maximum proceeds of $555,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $450,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $255,000 after offering expenses have been deducted.  If we sell 5% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 501 Santiago Avenue, Long Beach, CA 90814 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF MARKETINGMOBILETEXT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

MarketingMobileText, Inc. (“MMT” or the “Company”) was incorporated in the State of Nevada on August 31, 2011. We are a development stage company that plans to engage in the sale of mobile marketing solutions for businesses of all sizes. We intend to launch a web-based platform that will give our potential clients the ability to reach thousands of potential customers within their target market via text messaging. Kelly Storms, who is currently our sole officer and director, founded our Company. Our headquarters are located at 501 Santiago Avenue, Long Beach, CA 90814.

Although advertising through text messages is not entirely new, we anticipate that this medium will continue to grow as the popularity of smart phones and the daily deal industry continues to grow. We believe that by providing a simple, yet effective, platform for businesses to easily communicate with their existing and potential clients MarketingMobileText will become a sought after platform for business both large and small.  Most cellular phones are equipped to handle text messaging and can receive brief messages that contain information from friends, clients, and even businesses marketing their products. Text messaging (or SMS, short messaging service) is gaining popularity as an advertising medium because it is relatively inexpensive and allows businesses to reach out to highly targeted consumers. Having the ability to instantly contact potential customers both locally and nationwide is one of the major benefits of this marketing strategy. In addition, text messaging is a more personal way to reach out to potential customers. Businesses can send instant coupons, promotional messages, and much more via text messages to their opt-in subscribers. We believe that the text message advertising industry has major untapped power and potential to allow businesses to reach their intended markets with an immediate message or call to action.

We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly market our advertising platform solution. Because of our location, initially we plan to introduce our marketing solutions within Los Angeles County. We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large opt-in subscriber base as well as advertising clients.

Opportunity

This is the scenario that we will initially base our marketing and business model: It is a slow night at a restaurant and the owner would like to fill up some seats. So, the restaurant owner decides to utilize the MarketingMobileText platform to send out an instant text message to several hundred former customers with a two-for-one special happening for just that evening. Within an hour people could be lining up outside the door to get in and use their coupons. This is the power of mobile marketing. But, SMS marketing solutions are not just limited to restaurants. Another example could be that a dentist sends out an automatic (scheduled) text message to his or her patients reminding them of their appointment the next day. The possibilities for mobile marketing are endless. Text message advertising or mobile advertising is quickly becoming one of the most powerful and cost effective ways to advertise.

As today's world moves toward mobile solutions, we believe businesses will be hard pressed to ignore SMS mobile marketing as one of their advertising methods. We intend to develop a platform that allows businesses the opportunity to launch SMS marketing campaigns for a monthly fee. We feel that now is the time to develop and launch our Company before this industry becomes over-saturated with other companies trying to gain market share.

Industry Overview

SMS is a universal mobile platform for the masses. It does not require special downloads as it is already available on almost all cell phones worldwide. Marketing companies are utilizing these numbers to reach new potential customers. Political campaigns and banks use text messages to mobilize voters or send account balance updates. Travel sites such as Orbitz.com offer text message updates on flight status. Television shows such as "American Idol" ask viewers to vote or take polls via text messages, and social networking sites like Facebook® often use text messaging to update members about friends' activities.

The revenue generated by data services, such as text messages, has grown along with the consumer demand. As reported in the New York Times on May 15, 2011, data revenue for the wireless industry has soared 132% over the last four years, while voice revenue has declined 7%, noted Mr. Chetan Sharma, an independent telecommunications analyst.  This is in large part due to that rise of application-to-person text messaging. Application-to-person versus person-to-person SMS messaging includes messages to or from an application (usually a large company or advertising firm) being sent to or from a large number of customers in financial services, advertising, marketing, business administration, ticketing, television voting etc.

Because it is a relatively new industry, many companies have tried to take advantage of text messaging by purchasing telephone number lists, or even worse some have resorted to hacking into various databases to obtain lists for the sole purpose of sending spam text message advertisements. In 2007 Verizon Wireless sued telemarketers it said inundated its networks with more than 12 million unsolicited commercial text messages according to a March 2008 Washington Post article. In its lawsuit, the wireless carrier said it was able to block all but 4,618. Customers were hit with unwanted charges and the spam slowed legitimate traffic, according to Verizon Wireless. Cellphone companies are ramping up efforts to shut them out by taking spammers to court and by using more sophisticated filters. The rise of spam could spoil trust in text messaging as a mode of communication, not to mention its potential for mobile advertising. Our advertising platform will only be used as an opt-in advertising solution for businesses, meaning that customers must openly agree to receive the text messages that we send out. This model will enhance the credibility of our name brand, and ensure that the exact target market of each business is receiving the text messages that we send out.

Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation and launch of our proposed mobile marketing solutions platform. Currently we are still in Phase 1 of our plan which includes following:

•

formation of our Company;

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completion of our business plan;

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initial design of our platform; and

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the acquisition of additional funding.

All aspects of Phase 1 have been completed, with the exception of raising additional funding. To date, our founder, Kelly Storms, has conducted all operations. As such, upon incorporating our Company, Ms. Storms was named as the Company's sole officer and director. All operations have been funded by Ms. Storms to this point. Operations and expenditures have included the incorporation of MarketingMobileText, Inc. under the laws of the State of Nevada, and the formation of an extensive business plan in which we have mapped out all of the initial services that we will offer to our advertising clients once our marketing platform is developed. The Company has also engaged the help of a designer to work closely with Ms. Storms to put her ideas onto paper, and create the initial mockups of our planned mobile marketing solutions platform. Our initial designs have been included within the “Products and Services” section of this prospectus so that potential investors may have a clearer vision of what it is that we hope to create. Phase 1 will culminate with the completion of this Offering, which will hopefully allow us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves hiring a software developer to help with the development and completion of our advertising solutions platform and we do not intend on entering Phase 2 until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the “Plan of Operations” section of this prospectus.

Products and Services

MarketingMobileText for Businesses:

Initially, our planned products will be our mobile marketing solutions for businesses. We hope to provide advertising clients with a low cost, high return on investment advertising solutions through opt-in SMS text message marketing. Businesses of all sizes will be able to reach consumers within their exact target market that have already agreed to, and want to receive marketing messages from a particular business or industry sector.  We believe that every sector of every industry can benefit from our proposed platform. Our solutions will be significantly cheaper than traditional advertising options, as our solutions will not include design fees, printing fees, or any postage costs.

We intend to set up our advertising platform to allow subscribing businesses to instantaneously send the following:

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mobile coupons and special offers;

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announcements of special events;

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new product information and updates;

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appointment reminders and scheduling changes;

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real estate listings;

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mobile voting; and,

•

picture messages and links to mobile websites or applications.

It is our hope that our advertising solutions platform will allow subscribing businesses the ability to log into our website and create and send their own text message to their clientele or users that are interested in receiving text messages from a particular industry. We envision our proposed advertising solutions platform to operate in the following manner:

Proposed Advertising Solutions Platform

Once a business has signed up for our services, we intend to provide such business with  access to detailed statistics related to their business, industry, specific subscriber list and subscribers within a particular zip code and surroundings zip codes that receive text messages for a given industry. Subscribing businesses will be able to use these statistics to make informed decisions on how to send their text messages. Once a subscribing business is ready to send an SMS blast to opt-in users, they will also be able to navigate to the SMS blast page of their profile to create their own blast.

Subscriber Back End SMS Blast Page:

Image copyright 2011 MarketingMobileText, Inc.

Within this page, subscribing businesses will have the ability to view the number of people that will receive the text message as well as how many remaining messages the subscriber has for the month. The business may also upload and attach a picture to their text message. Businesses will also have the option to select whether their message is a coupon or special with an expiration time. If the coupon/special button is not clicked, the subscriber will be asked to review the SMS blast they just created before submitting the blast. Once the SMS is submitted, a basic text message will be sent to all opt-in users within the demographic that the subscribing business chose.

If the coupon/special button is clicked, they will be prompted to insert a timeframe for the coupon/special before proceeding to the review page. Upon reviewing and submitting the SMS blast, our system will automatically create a coupon and include a hyperlink to that coupon within the text message.

Upon launching our platform, we intend to offer four different advertising solutions that will include increasing levels of text messages and marketing materials. Each solution will include login information that will allow the subscribing business access to their own profile within our website, and allow them to create and send their own text messages to clientele. The four solutions that we intend to offer are described below:

Option 1: This option will be our most cost effective solution, which includes the fewest number of SMS messages each month. This solution will include up to 2,000 messages at no additional charge. If the 2,000 SMS threshold is reached, there will be a charge for every SMS thereafter. This option only allows the subscribing business the ability to send its messages to clientele that opt-in to receive that business' specific messages; subscribers will not be allowed to send messages to users that opt into the industry and zip code in which the subscribing business operates. This will help to limit the number of messages sent so that the subscribing business does not easily go over their 2,000-message limit.

We believe that this option will be best suited for businesses with low volume updates and/or advertising each month, such as local medical/dental offices to remind patients of appointment dates or higher end restaurants to remind customers of reservations or inform of special offers.

Option 2: This option will include 5,000 text messages, and will allow subscribing businesses the ability to send messages to users that are signed up to receive messages from a general industry sector as well as customers that opt into their specific business. As with the previous option, if the 5,000 SMS threshold is reached, there will be a charge for every SMS thereafter. This option would be best suited for offices and businesses with higher volume, or businesses looking to test coupons and specials to a moderately sized audience.

Option 3: This option will include 10,000 text messages, and will also allow subscribing businesses the ability to send messages to users that are signed up to receive messages from a general industry sector. As with the previous options, if the 10,000 SMS threshold is reached, there will be a charge for every SMS thereafter. This option will also include marketing materials for the subscribing business to display and promote their ability to send SMS advertisements to opt-in end-users. The marketing materials that we provide to the subscribing business will include window stickers, table displays, postcards fliers, and more. A subscribing business will be able to purchase additional marketing materials for a moderate fee.

This option would be best suited for establishments with high volume that frequently send out coupons, specials or updates to thousands of people at once. This option could also greatly benefit a new business looking for a cost effective advertising solution that will allow them to promote their company to thousands of people within their target market.

Option 4: This option will include 20,000 text messages, and will also allow subscribing businesses the ability to send messages to users that are signed up to receive messages from a general industry sector. As with the previous options, if the 20,000 SMS threshold is reached, there will be a charge for every SMS thereafter; however, the cost for each additional SMS will cost less than the previous options. This option will also include marketing materials for the subscribing business to display and promote their SMS advertisements. The marketing materials that we provide to the subscribing business will include window stickers, table displays, postcards fliers, and more. A subscribing business can request additional marketing materials at no extra cost to the subscriber.

This option would also be best suited for establishments with high volume that frequently send our coupons, specials or updates to thousands of people at once.

MarketingMobileText for opt-in users:

It is our hope that any wireless telephone user that has text message capabilities will be able to opt into our services via their mobile phone or through our website to start receiving SMS advertisements from businesses of their choosing. Users that opt into our services via their mobile phone will need access to the Internet in order to complete their MarketingMobileText registration. If a user signs up to receive SMS advertisements through our website, they will be prompted through the signup process to complete their registration. We hope to set up our website so that opt-in users can utilize our services in the following way:

By registering for our text messaging services, users will complete a brief questionnaire that will inform our system of what messages each user would like to receive. Users may visit our website at any time to update or change the SMS settings. The homepage of our website will automatically direct a user to the area in which they reside, and will include new and featured businesses within that area. Through our website, users will be able to opt into specific businesses advertisements with just a click of a button. Imagine this scenario for an SMS recipient: It is an hour before your lunch break, and the owner of your favorite restaurant decides to offer a lunch special for the day. So, you receive a text message from that restaurant and end up saving money on your lunch. The SMS blast will look similar to the below image:

Image copyright 2011 MarketingMobileText, Inc.

Plan of Operations

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 of our business plan. In order to initiate Phase 2 of our operations, we will have to raise enough money to hire at least one website/software developer. However, it is our goal to hire two full-time developers to begin the development of our website and advertising platform.

While our mobile marketing solutions platform is being developed, we will begin the initial preparations for the launch of our platform and website. Assuming we are able to raise the maximum amount of funds from this offering, the full extent of Phase 2 of our business plan and development will include:

1.

Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. We believe the expenses involved with becoming a public company will be approximately $45,000.

2.

Platform development – We plan to hire two full-time website/software developers to begin the construction of our marketing platform and website. The development of our platform and website will entail the bulk of Phase 2. We plan to allocate $50,000 for the salary of each of our developers. At this time we will also allocate $10,000 to purchase servers and hosting for our planned website and marketing platform.

3.

Hire additional staff – When our platform is near is completion, we will begin hiring additional staff to prepare for our launch. We plan to hire two full-time sales representatives to begin selling our services to businesses within our local area. We plan to offer our sales representatives $32,500 per year plus a commission-based bonus plan. We will also plan to hire two full-time marketing representatives to begin work on a hire energy marketing scheme for our launch. We will allocate $40,000 for the salary of each marketing representative, and up to $200,000 on marketing materials. We will use the marketing ideas of our President, Kelly Storms, as set forth in our “Marketing Strategy” section. However, we will look to our new employees to come up with new and innovative ways to promote our Company.

4.

Beta testing – Once our platform is fully developed, and our sales and marketing team are in place, we will begin beta testing our website and marketing platform. This will complete Phase 2 of our development, and lead to the third phase in our operations.

Phase 3 of our business plan and development will be defined by the launch and marketing of our website and mobile marketing solutions to the general public. Phase 3 shall be characterized by the following:

1.

Acquisition of advertising clients – When we are ready to offer our marketing services to the public, we intend to launch a marketing campaign ourselves in order to promote our services to potential advertising clients. We will also offer six months of free, unlimited SMS marketing to the first 100 businesses that sign up for our services.

2.

Acquisition of users – When we are ready to offer our marketing services to the public, we will also launch a marketing campaign to promote our services to potential users, so that we may rapidly grow our user base so that we may have enough users for potential advertising clients to deem our services valuable.

In order to complete Phase 3 of our business plan, we will rely heavily on the management skills of our President. She will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our services will be directly related to the work that our marketing team is providing. In the months that follow our launch, the work of our website developers will be critical as well. We hope to be in a phase of rapid growth, and our developers will be working hard to provide constant updates to our site, and fix any bugs that may occur. Our President will have to work hard to keep all components of our business on track.

Marketing Strategy

We would like to put our marketing strategy on a sound footing right from the start. We have begun initial market research and anticipate conducting in depth market research to develop a strategy that could launch our Company and provide us with rapid growth if executed properly and with the right staffing. According to BIA/Kelsey, more than half of U.S. mobile advertising spending is local. Local mobile advertising includes advertisements that target users in specific locations or contain location-specific calls to action. Initially, we will focus heavily on local businesses and generate local consumers by promoting our opt-in text messages. Furthermore, according to the book “Marketing in the Moment,” written by Michael Tasner, only 6% of businesses are doing any type of mobile marketing. We would like to market our services to local businesses and tap into this industry before it becomes impacted and over-saturated with companies offering SMS marketing services.

We plan to focus on three key factors when marketing our services to local businesses:

Timing – With the ever-expanding market of mobile (and smartphone) users now is the time to make the most out of mobile marketing. The competition is small at this point, and businesses can create a presence before it gets cluttered.

Integration – Mobile phone users are doing more and more on their phones, especially with the rise in smartphone sales. If a business is at all serious about a comprehensive and integrated marketing strategy for their company, mobile has to be a part of it.

Consumers – According to Google, Inc.'s independent research, 74% of smartphone users have made a purchase as a result of using a smartphone. Businesses can put their products and services in front of their target market of consumers quickly and easily.

How our sales representatives promote our services to each business will differ depending on the type of business because the mobile marketing needs of each potential client will differ based on the type of business. For example a fast food restaurant may want to send out a message every other school day if they are close to an active high school, while a high end steak house may only want to send out an offer every 10-15 days. Also, lunch hotspots may send out lunch offers 90 minutes before the lunch hour. If a business notices they get a rush around 11:40am, then most of their guests are likely to start a lunch break at 11:30am.

Growth Strategy

Initially, our target customers will be those local businesses within Los Angeles and Long Beach who do not already use mobile marketing solutions. As we grow our client and end-user base, we hope to gain the attention of clients who have existing mobile marketing providers, and switch them over to our products and services. However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

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attract new clients and end-users more quickly than other advertising solutions providers by providing clients with a solution that can be regulated by the business itself, and by providing end-users with a free, opt-in text messaging service which will provide them with updates on businesses and industry sectors of their choosing;

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sustain lower operating costs per customer compared to other advertising solutions providers by having all website development and marketing done by in-house staff. As we grow, it is our belief that an increasing number of businesses will sign up for our services via our website, which will decrease our clients acquisition costs; and,

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deploy our capital more effectively by building our products and services base to cover a wide range of styles and service plans to suit a wide range of potential subscribing businesses. We will need to effectively listen and adjust to the needs of businesses and the wants on end-users.

Competition

The market for selling mobile SMS advertising solutions is a relatively new, yet growing industry. Our Company will compete for the sales of SMS advertising solutions with many up-and-coming mobile advertising solutions providers. We expect to compete with these other service providers principally on the bases of the quality of services we will be able to offer and our Company's ability to acquire and retain personnel to market and sell our proposed services. Our Company will also compete on the bases of service price. Our principal competitors include BoomText, CellIt, ExpressText, MobileStorm, Text SMS Marketing and SMS Marketing, all of which offer services similar to our proposed services. Numerous other second tier resellers are entering into the marketplace, consisting of independent marketing consultants who are reselling and not operating their own SMS platform.

We anticipate that most, if not all, of our competitors will initially have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase equipment, supplies and services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors. Once we commence Phase 2 of our operations, if we are not able to generate enough revenue by attracting new and existing subscribing advertising  businesses and/or by enticing users to opt into our services, we may be forced to cease operations.

Our ability to compete successfully will depend, in part, on the quality of our services, size of our database of opt-in end-users, customer service, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new services and technologies, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

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increase overall spending to ensure we are offering the best quality products and services to our customers;

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continually assess and evaluate our service plans and other offers to ensure that we are offering the most compelling and affordable products and services; and,

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increase our advertising, promotional spending, commissions and other subscriber acquisition costs.

Government Regulation

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We will post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future applications. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Employees and Consultants

As of the date of this filing, the Company has no full time employees other than our sole officer and director, Ms. Storms. We currently rely on Ms. Storms, to manage all aspects of our business. Ms. Storms has committed to devote up to 60 hours per week to our Company. We plan to use third-party developers to assist in the production of our proposed website platform. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF MARKETINGMOBILETEXT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the three months ended December 31, 2011

For the three months ended December 31, 2011, the Company incurred operating expenses of $23,237, comprised of $9,500 in professional fees for legal and accounting expenses relating to the S-1 registration process, $3,000 in management fees to the President and Director of the Company at a rate of $1,000 per month per management agreement, and $10,737 of general and administrative expenses for incorporation and day-to-day expenses.

The Company recorded a net loss of $23,708.  In addition to the above expenses, the Company also incurred $471 of interest expense relating to the $29,955 note payable from the President and Director of the Company, which is unsecured, due interest at 10% per annum, and due on demand.

As at December 31, 2011, the Company had a loss per share of $nil.

From August 31, 2011 (date of inception) to September 30, 2011

For the period from August 31, 2011 (date of inception) to September 30, 2011, the Company earned $nil in revenues and incurred $14,478 of operating expenses including $10,000 in professional fees for legal fees relating to the Company’s SEC registration process, general and administrative expenses of $3,478 for day-to-day operating costs and incorporation fees, and management fees of $1,000 to the Company’s President and Director for services rendered from inception date to September 30, 2011.

The Company recorded a net loss of $14,642.  In addition to the above expenses, the Company also incurred $164 of interest expense relating to the $9,985 note payable from the President and Director of the Company which is unsecured, due interest at 10% per annum, and due on demand.

As at September 30, 2011, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

December 31, 2011

As at December 31, 2011, the Company had a cash and total asset balance of $9,685 compared with $1,507 as at September 30, 2011.  The increase is due to proceeds received from additional notes payable issued to the President and Director of the Company.

As at December 31, 2011, the Company had total liabilities of $48,035 compared with $16,149 as at September 30, 2011.  The increase in total liabilities is attributed to additional notes payable of $19,970 issued during the period, an increase of $3,000 for unpaid management fees, and an increase of $8,916 for accounts payable and accrued liabilities for unpaid professional fees and accrued interest relating to the notes payable, which bear interest at 10% per annum.

September 30, 2011

As at September 30, 2011, the Company has a cash and total asset balance of $1,507 and total liabilities of $16,149. Liabilities are comprised of $5,164 of accounts payable and accrued liabilities relating to professional fees and general expenditures that were unpaid, amounts due to related party of $1,000 for unpaid management fees, and $9,985 of notes payable owing to the President and Director of the Company which is unsecured, due interest at 10% per annum, and due on demand.

On August 31, 2011, the Company issued 10,000,000 common shares as founders’ shares to the President and Director of the Company.  As at the date of the filing, the Company has not issued any additional common shares.

Pursuant to a Management Agreement dated October 5, 2011 and made effective August 31, 2011 (the “Effective Date”), Ms. Storms has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Ms. Storms or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Ms. Storms shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.  The fees due and owing Ms. Storms will not have a current impact on our liquidity and capital resources as all compensation due and owing Ms. Storms is being accrued and deferred until such time that Ms. Storms, in her sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.

Cashflows from Operating Activities

Three months ended December 31, 2011

During the three months ended December 31, 2011, the Company used cash of $11,792 for operating activities, including amounts paid for professional fees and general and administrative costs.

Period from August 31, 2011 (date of inception) to September 30, 2011

During the period from August 31, 2011 (date of inception) to September 30, 2011, the Company has used cash of $8,478 for operating activities, including payment of $5,000 of legal fees and general expenditures.

Cashflows from Investing Activities

During the period from August 31, 2011 (date of inception) to December 31, 2011, the Company has not incurred any investing activities.

Cashflows from Financing Activities

Three months ended December 31, 2011

During the three months ended December 31, 2011, the Company received $19,970 of proceeds from financing activities which is attributed to issuance of notes payable to the President and Director of the Company, which is unsecured, bears interest at 10% per annum, and is due on demand.

Period from August 31, 2011 (date of inception) to September 30, 2011

During the period from August 31, 2011 (date of inception) to September 30, 2011, the Company has received $9,985 in proceeds from financing activities from the note payable from a non-related party, which is unsecured, due interest at 10% per annum, and due on demand.  As at September 30, 2011, the accrued interest has not been repaid.

At September 30, 2011, we had cash on hand of $1,507.  We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this Offering will be approximately $585,000, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, development of our website platform, marketing costs and sales representatives. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $188,448 to meet our operating expenses for the next 12 months after the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to repay our Notes, if they become due, and allocate approximately $60,000 towards the hosting and servers for our platform, and the hiring of one full-time developer. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$100,000
Platform Hosting and Servers	10-12 months	$10,000
Platform Developers	10-12 months	$100,000
Marketing Representatives	10-12 months	$80,000
Marketing Materials	10-12 months	$200,000
Sales Representatives	10-12 months	$65,000
Repayment of Notes	10-12 months	$29,995
Total		$585,000

*rounded to $585,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Ms. Storms, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Kelly Storms	41	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Kelly Storms - In 1995, Ms. Storms graduated from Ryerson University in Canada, with a degree in Marketing.  Ryerson is home to Canada’s largest undergraduate business school.  Coming from a family that has always owned their own businesses, Ms. Storms has always had an entrepreneurial spirit.  With this spirit she has established two private companies.  The first of her endeavors was Cruise Crew Transfer (“Cruise Crew”), a transportation company that facilitated all ground movements of crew members either joining/departing the ship or on berthing days any and all business related movements that needed to occur.  Ms. Storms was co-founder and President of Cruise Crew from 1995 until 1999.  In early 1999, she co-founded and was Vice President of Anchor and its subdivision, Gateway Guest Services, but these were later acquired by TMS in June of 2009, thus becoming TMS Anchor (“TMS”). From June 2009 until present, Ms. Storms has been Vice President of TMS Cruise Divisions in Canada and the United States, which includes TMS Anchor, TMS Gateway, and TMS Gateway Tours. As Vice President she is responsible for all ground hotel operations for most of the major cruise lines, including but not limited to meet and greets of passengers at major airports and ocean terminals and coordinating their, and their luggages, movement to the ship they are to sail on.  TMS also markets all local attractions of all cruise cities by establishing and manning information booths at both airports and ship terminals to assist travelers with their plans. As Vice President Ms. Storms has been heavily involved in the coordination and planning between TMS Anchor, the cruise ship, Government officials (Customs and Immigration) the transportation companies, travel agencies and all local and non local vendors/businesses that would like their product or service marketed to the cruising passengers or crew.  TMS has been steadily growing and expanding since its inception and is continuing to flourish today. It is through the marketing side of TMS Anchor that Ms. Storms has been able to recognize the value of a product such as MarketingMobiletext.com could be extremely useful to business owners in any market when trying to communicate with existing and potential users of their product or service.  As Vice President of TMS, Ms. Storms makes her own schedule and has a very flexible work environment; therefore, she can devote time both during the week and on the weekend to TMS and to our Company, as needed. Ms. Storms has committed to devote up to 60 hours per week to the Company initially, and will devote additional time as required by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended September 30, 2011. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Kelly Storms	Chairman, CEO and President	2011	$1,000(1)	$-0-	$10,000(2)	-0-	-0-	-0-	-0-	$10,000

Notes to Summary Compensation Table:

(1)

Pursuant to a Management Agreement dated October 5, 2011 and made effective August 31, 2011, Ms. Storms has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Ms. Storms or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Ms. Storms shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter. The fees due and owing Ms. Storms will not have a current impact on our liquidity and capital resources as all compensation due and owing Ms. Storms is being accrued and deferred until such time that Ms. Storms, in her sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

(2)

The stock awards to Ms. Storms were issued beginning August 31, 2011 in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Kelly Storms, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Kelly Storms, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Storms collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Ms. Storms unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  February 21, 2012, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 21, 2012, we had 10,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Kelly Storms 501 Santiago Avenue Long Beach, CA 90814	10,000,000	100%

	Total	10,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 31, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, $0.001 par value per share, to Kelly Storms as founders’ shares. As a result, Ms. Storms owns 100% of the issued and outstanding common shares of the Company.

On October 5, 2011, the Company entered into a Management Agreement (the “Management Agreement”) with Ms. Kelly Storms. Pursuant to the Management Agreement made effective August 31, 2011, Ms. Storms has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period  beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Ms. Storms or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Ms. Storms shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.  The fees due and owing Ms. Storms will not have a current impact on our liquidity and capital resources as all compensation due and owing Ms. Storms is being accrued and deferred until such time that Ms. Storms, in her sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.

On October 5, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $9,985 to Kelly Storms, to evidence funds previously loaned by Kelly Storms to the Company. The $9,985 principal amount underlying the Promissory Note was loaned to the Company on August 31, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon ten (10) days written notice from Kelly Storms. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On December 15, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $9,985 to Kelly Storms, to evidence funds previously loaned by Kelly Storms to the Company. The $9,985 principal amount underlying the Promissory Note was loaned to the Company on October 25, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon ten (10) days written notice from Kelly Storms. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On January 24, 2012, the Company issued an Unsecured Promissory Note, in the principal amount of $9,985 to Kelly Storms, to evidence funds previously loaned by Kelly Storms to the Company. The $9,985 principal amount underlying the Promissory Note was loaned to the Company on December 20, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon ten (10) days written notice from Kelly Storms. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

Further, Ms. Storms provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended September 30, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Kelly Storms, our President and Chief Executive Officer.

Marketing Mobile Text, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the period ended December 31 , 2011

Balance Sheets (unaudited)

F-1

Statements of Operations (unaudited)

F-2

Statements of Cash Flows (unaudited)

F-3

Notes to the Financial Statements (unaudited)

F-4

Marketing Mobile Text, Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

(unaudited)

	December 31, 2011 $	September 30, 2011 $

ASSETS

Cash	9,685	1,507

Total Assets	9,685	1,507

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	14,080	5,164
Due to related party	4,000	1,000
Notes payable – related party	29,955	9,985

Total Liabilities	48,035	16,149

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 10,000,000 common shares	10,000	10,000

Additional paid-in capital	(10,000)	(10,000)

Accumulated deficit during the development stage	(38,350)	(14,642)

Total Stockholders’ Deficit	(38,350)	(14,642)

Total Liabilities and Stockholders’ Deficit	9,685	1,507

(The accompanying notes are an integral part of these financial statements)

Marketing Mobile Text, Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the three months ended December 31, 2011 $	For the period from August 31, 2011 (Date of Inception) to December 31, 2011 $

Revenues	–	–

Operating Expenses

General and administrative	10,737	14,215
Management fees	3,000	4,000
Professional fees	9,500	19,500

Total Operating Expenses	23,237	37,715

Net loss before other expenses	(23,237)	(37,715)

Other Expenses

Interest expense	(471)	(635)

Net Loss	(23,708)	(38,350)
Net Earnings per Share – Basic and Diluted	(0.00)
Weighted Average Shares Outstanding – Basic and Diluted	10,000,000

(The accompanying notes are an integral part of these financial statements)

Marketing Mobile Text, Inc.

(A Development Stage Company)

Statements of Cashflows

(Expressed in US dollars)

(unaudited)

	For the three months ended December 31, 2011 $	For the period from August 31, 2011 (Date of Inception) to December 31, 2011 $

Operating Activities

Net loss for the period	(23,708)	(38,350)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	8,916	14,080
Due to related party	3,000	4,000

Net Cash Provided By (Used In) Operating Activities	(11,792)	(20,270)

Financing Activities

Proceeds from note payable – related party	19,970	29,955

Net Cash Provided by Investing Activities	19,970	29,955

Increase in Cash	8,178	9,685

Cash – Beginning of Period	1,507	–

Cash – End of Period	9,685	9,685

Non-cash investing and financing activities

Shares issued for founders’ shares	–	10,000

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these financial statements)

Marketing Mobile Text, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Marketing Mobile Text, Inc. (the “Company”) was incorporated in the state of Nevada on August 31, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2011, the Company has not recognized any revenue, and has an accumulated deficit and negative working capital of $38,350. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is September 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of December 31, 2011, the Company did not have any potentially dilutive shares.

Marketing Mobile Text, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of December 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Payable – related party

As at December 31, 2011, the Company owed $29,955 (September 30, 2011 - $9,985) to the President of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at December 31, 2011, the Company recorded accrued interest of $635 (September 30, 2011 - $164) in accounts payable and accrued liabilities.

Marketing Mobile Text, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

4.

Related Party Transactions

During the period ended December 31, 2011, the Company incurred $3,000 of management fees to the President and Director of the Company for financing day-to-day operations and management fees.  The resulting expenses are included in Due to related party of $4,000 and $1,000 at December 31, 2011, and September 30, 2011, respectively.

5.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

Marketing Mobile Text, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the period ended September 30, 2011

Report of Independent Registered Public Accounting Firm

F-8

Balance Sheet

F-9

Statement of Operations

F-10

Statement of Cash Flows

F-11

Statement of Stockholders’ Equity

F-12

Notes to the Financial Statements

F-13

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Marketing Mobile Text, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Marketing Mobile Text, Inc., (A Development Stage Company) as of September 30, 2011, and the related statement of operations, stockholders’ equity (deficit) and cash flows from inception on August 31, 2011 through September 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Marketing Mobile Text, Inc. (A Development Stage Company) as of September 30, 2011, and the related statement of operations, stockholders’ equity (deficit) and cash flows from inception on August 31, 2011 through September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates

Salt Lake City, UT

November 22, 2011

Marketing Mobile Text, Inc.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

September 30, 2011 $
ASSETS

Cash	1,507

Total Assets	1,507

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	5,164
Accrued officer salaries	1,000
Notes payable – related party	9,985

Total Liabilities	16,149

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 10,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares	–

Common Stock Authorized: 290,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 10,000,000 common shares	10,000

Additional paid-in capital	(10,000)

Accumulated deficit during the development stage	(14,642)

Total Stockholders’ Deficit	(14,642)

Total Liabilities and Stockholders’ Deficit	1,507

(The accompanying notes are an integral part of these financial statements)

Marketing Mobile Text, Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

For the period from August 31, 2011 (Date of Inception) to September 30, 2011 $

Revenues	–

Operating Expenses

General and administrative	3,478
Management fees	1,000
Professional fees	10,000

Total Operating Expenses	14,478

Net loss before other expenses	(14,478)

Other Expenses

Interest expense	(164)

Net Loss	(14,642)
Net Earnings per Share – Basic and Diluted	(0.00)
Weighted Average Shares Outstanding – Basic and Diluted	10,000,000

(The accompanying notes are an integral part of these financial statements)

Marketing Mobile Text, Inc.

(A Development Stage Company)

Statements of Cashflows

(Expressed in US dollars)

For the period from August 31, 2011 (Date of Inception) to September 30, 2011 $

Operating Activities

Net loss for the period	(14,642)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	6,164

Net Cash Provided By (Used In) Operating Activities	(8,478)

Financing Activities

Proceeds from related party	9,985

Net Cash Provided by Investing Activities	9,985

Increase in Cash	1,507

Cash – Beginning of Period	–

Cash – End of Period	1,507

Non-cash investing and financing activities

Shares issued for founders’ shares	10,000

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

Marketing Mobile Text, Inc.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From August 31, 2011 (Date of Inception) to September 30, 2011

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – August 31, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	10,000,000	10,000	(10,000)	–	–

Net loss for the period	–	–	–	(14,642)	(14,642)

Balance – September 30, 2011	10,000,000	10,000	(10,000)	(14,642)	(14,642)

(The accompanying notes are an integral part of these financial statements)

MarketingMobileText, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Marketing Mobile Text, Inc. (the “Company”) was incorporated in the state of Nevada on August 31, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of September 30, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $14,642. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is September 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of September 30, 2011, the Company did not have any potentially dilutive shares.

MarketingMobileText, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of September 30, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Payable

On August 31, 2011, the Company received $9,985 from the President of the Company. The amount is unsecured, due interest at 10% per annum, and due on demand. As at September 30, 2011, the Company recorded accrued interest of $164 in accounts payable and accrued liabilities.

4.

Common Shares

On August 31, 2011, the Company issued 10,000,000 common shares as founders’ shares to the President and Director of the Company for services rendered.

MarketingMobileText, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

5.

Related Party Transactions

a)

During the period ended September 30, 2011, the Company incurred $1,000 of management fees to the President and Director of the Company.

b)

As of September 30, 2011, the Company owed $1,000 to the President and Director of the Company for financing of day-to-day operations and management fees.

6.

Income Taxes

The Company has $14,642 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at September 30, 2011, the Company had no uncertain tax positions.

September 30, 2011 $

Net loss before taxes	(14,642)
Statutory rate	34%

Computed expected tax recovery	4,978
Valuation allowance	(4,978)

Income tax provision	–

7.

Subsequent Events

On December 15, 2011, the Company issued a $9,985 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand.

PROSPECTUS

MarketingMobileText, Inc.

501 Santiago Avenue

Long Beach, CA 90814

(562) 498-5880

6,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

February ___, 2012

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$69.66
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,069.66*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 31, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, $0.001 par value per share, to Kelly Storms as founders’ shares. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Ms. Storms owns 100% of the issued and outstanding common shares of the Company.

On October 5, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $9,985 to Kelly Storms, to evidence funds previously loaned by Kelly Storms to the Company. The $9,985 principal amount underlying the Promissory Note was loaned to the Company on August 31, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon 10 days written notice from Kelly Storms. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On December 15, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $9,985 to Kelly Storms, to evidence funds previously loaned by Kelly Storms to the Company. The $9,985 principal amount underlying the Promissory Note was loaned to the Company on October 25, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon ten (10) days written notice from Kelly Storms. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On January 24, 2012, the Company issued an Unsecured Promissory Note, in the principal amount of $9,985 to Kelly Storms, to evidence funds previously loaned by Kelly Storms to the Company. The $9,985 principal amount underlying the Promissory Note was loaned to the Company on December 20, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon ten (10) days written notice from Kelly Storms. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of MarketingMobileText, Inc.(1)
3.2	Bylaws of MarketingMobileText, Inc. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (2)
10.1	Management Agreement between the Company and Kelly Storms(1)
10.2	Promissory Note between the Company and Kelly Storms dated October 5, 2011(1)
10.3	Promissory Note between the Company and Kelly Storms dated December 15, 2011(1)
10.4	Promissory Note between the Company and Kelly Storms dated January 24, 2012 (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, California on the 29th day of February 2012.

MarketingMobileText, Inc.

By:	/s/ Kelly Storms
Name:	Kelly Storms
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly Storms, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of MarketingMobileText, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Kelly Storms Kelly Storms	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	February 29, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of MarketingMobileText, Inc.(1)
3.2	Bylaws of MarketingMobileText, Inc. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (2)
10.1	Management Agreement between the Company and Kelly Storms(1)
10.2	Promissory Note between the Company and Kelly Storms dated October 5, 2011(1)
10.3	Promissory Note between the Company and Kelly Storms dated December 15, 2011(1)
10.4	Promissory Note between the Company and Kelly Storms dated January 24, 2012 (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.